Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of SoundHound AI, Inc. (“SoundHound” or the “Company”) has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of SoundHound and Interactions Corporation (“Interactions” or the “Target”), adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined financial information of SoundHound also gives effect to the acquisition of Amelia and paydown of the assumed Amelia debt completed by SoundHound that occurred in 2024 but were not reflected in the historical financial information of SoundHound for a full fiscal year and were considered material transactions separate from the acquisition of Interactions.

Description of the Acquisition

On September 3, 2025 (the “Acquisition Date”), SoundHound completed its acquisition of Interactions (the “Acquisition” or “Interactions Acquisition”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, total consideration consists of:

(i)approximately $60.0 million in cash (the “Upfront Consideration”), payable on the Acquisition Date and subject to adjustment for net working capital, company cash, transaction expenses, company debt, the Series G-1 consideration, and other items as set forth in the Merger agreement, of which approximately $41.5 million is attributable to settlement of Interactions’ outstanding debt at closing, and
(ii)up to $25.0 million of additional cash consideration to certain stockholders of the Target based on certain revenue targets for each of calendar years 2026 and 2027 (the ’Earnout Amount”). Included within the earnout is a $1.25 million additional Management Incentive Plan (MIP) bonus payable to key employees so long as the employees are still employed with the Company, and the revenue targets are achieved in 2026 and 2027.

In connection with the closing of the Acquisition, $0.2 million in cash of the Upfront Consideration is being withheld for a period of 12 months after the closing to partially secure the indemnification obligations of the Target’s stockholders under the Merger Agreement and $1.0 million in cash of the Upfront Consideration is being withheld for purposes of changes in the closing net working capital adjustments and will be released after the such adjustments are completed.

On the Acquisition Date, each outstanding share of Target capital stock, Target stock option, Target warrant to purchase capital stock, and Target treasury stock was cancelled and extinguished without any present or future right to receive any consideration with the exception of certain shares of Target preferred stock that were converted into the right to receive the consideration defined above.

Description of Amelia Acquisition and debt paydown during the year ended December 31, 2024

On August 6, 2024, SoundHound completed its acquisition of Amelia (the “Amelia Acquisition”), pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”) entered into by and among SoundHound, Firehorse Merger Sub, LLC (“Purchaser Sub”), IPSoft Global Holdings, Inc., and BuildGroup, LLC (each of IPSoft Global Holdings, Inc. and BuildGroup LLC, a “Seller” and collectively, the “Sellers”). The Company issued a total of 5,959,050 shares of the SoundHound Class A common stock to the Sellers, and deposited 2,149,530 out of the 5,959,050 shares into an escrow account in order to partially secure the indemnification obligations of the Sellers under the Purchase Agreement. The Company also paid $8.4 million in cash for seller transaction expenses in connection with the closing of the Amelia Acquisition. At the effective time of the Amelia Acquisition, each outstanding Amelia stock option expired and was cancelled and extinguished without any right to receive any consideration and each outstanding Amelia warrant to purchase Amelia capital stock expired and was cancelled and extinguished without any right to receive any consideration. In addition, the Company agreed to issue up to 16,822,429 shares to the Sellers based on achievement of certain revenue targets in fiscal years 2025 and 2026.

In connection with the Amelia Acquisition, the Company assumed the amended senior secured term loan facility of Amelia (“Amended Term Loan Facility”). In accordance with the amended terms, on August 7, 2024, the Company paid $70.0 million in cash and issued 2,943,917 shares to pay down a portion of the outstanding principal balance and settle certain fees associated with the Amended Term Loan Facility. The remaining outstanding balance of $39.7 million on the Amended Term Loan Facility was repaid in full on December 3, 2024 (together with the initial Amelia debt paydown, the “Amelia Debt Paydown”).

Other Information

An unaudited pro forma condensed consolidated balance sheet has not been presented as the historical condensed consolidated balance sheet of SoundHound as of September 30, 2025 already reflects the Acquisition. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 and nine months ended September 30, 2025 assume that the Acquisition, Amelia Acquisition, and Amelia Debt Paydown (the “Transactions”) occurred as of January 1, 2024, and combine the historical results of SoundHound, Amelia, and Interactions giving pro forma effect for the periods then ended.

The unaudited pro forma condensed combined financial information is derived from the historical financial information of SoundHound, Amelia, and Interactions, and should be read in conjunction with the following information:

•the historical audited consolidated financial statements of SoundHound for the year ended December 31, 2024, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 11, 2025,
•the historical unaudited condensed consolidated financial statements of SoundHound for the nine months ended September 30, 2025, included in its Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025,
•the historical audited consolidated financial statements of Interactions for the year ended December 31, 2024, that are included as Exhibit 99.1 in the Company’s Report on Form 8-K/A filed with the SEC on November 14, 2025, to which this unaudited pro forma condensed combined financial information is being filed as an exhibit,
•the historical unaudited condensed consolidated financial statements of Interactions for the six months ended June 30, 2025, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K/A filed with the SEC on November 14, 2025, to which this unaudited pro forma condensed combined financial information is being filed as an exhibit, and
•the historical unaudited financial information of Amelia for the period from January 1, 2024 to August 5, 2024 is derived from the historical unaudited pro forma condensed combined statement of operations of SoundHound for the nine months ended September 30, 2024, included in the Form S-3 filed with the SEC on January 28, 2025.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The Acquisition is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final acquisition accounting may be material.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2024
(in thousands, except share and per share data)

	SoundHound Historical	Amelia Historical & Transaction Accounting Adjustments (Note 5)	SoundHound and Amelia Historical & Transaction Accounting Adjustments Combined	Interactions Historical – After Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments	Note Reference	Pro Forma Combined
Revenues	$84,693	$54,579	$139,272	$82,058	$-		$221,330
Operating expenses:
Cost of revenues	43,309	34,325	77,634	31,058	(5,961)	4(a), 4(b)	102,731
Sales and marketing	29,126	12,284	41,410	14,241	(164)	4(b), (4c)	55,487
Research and development	70,555	6,905	77,460	5,387	209	4(c)	83,056
General and administrative	53,270	14,979	68,249	20,333	795	4(c)	89,377
Change in fair value of contingent acquisition liabilities	222,670	-	222,670	-	-		222,670
Amortization of intangible assets	7,116	11,922	19,038	55	5,685	4(a)	24,778
Total operating expenses	426,046	80,415	506,461	71,074	564		578,099
Income (loss) from operations	(341,353)	(25,836)	(367,189)	10,984	(564)		(356,769)

Other income (expense), net:
Loss on early extinguishment of debt	(15,629)	-	(15,629)	-	-		(15,629)
Interest expense	(12,168)	1,051	(11,117)	(6,569)	6,316	4(e)	(11,370)
Other income (expense), net	9,222	(472)	8,750	111	(93)	4(d)	8,768
Total other income (expense), net	(18,575)	579	(17,996)	(6,458)	6,223		(18,231)
(Income) loss before provision (benefit) for income taxes	(359,928)	(25,257)	(385,185)	4,526	5,659		(375,000)
Provision (benefit) for income taxes	(9,247)	88	(9,159)	(635)	793	4(f)	(9,001)
Net income (loss)	$(350,681)	$(25,345)	$(376,026)	$5,161	$4,866		$(365,999)
Cumulative dividends attributable to Series A Preferred Stock	(416)	-	(416)	-	-		(416)
Earnings attributable to non-controlling interest	-	-	-	1,023	(1,023)	4(g)	-
Net income (loss) attributable to SoundHound common shareholders	$(351,097)	$(25,345)	$(376,442)	$4,138	$5,889		$(366,415)

Net loss per share:
Basic and diluted:	$(1.04)					4(h)	$(1.07)

Weighted-average common shares outstanding:
Basic and diluted	338,462,574					4(h)	342,503,565

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

SOUNDHOUND AI, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2025
(in thousands, except share and per share data)

	SoundHound Historical	Interactions Historical – After Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments	Note Reference	Pro Forma Combined
Revenues	$113,861	$42,781	$-		$156,642
Operating expenses:
Cost of revenues	68,660	20,323	(4,932)	4(a), 4(b)	84,051
Sales and marketing	44,225	6,426	(772)	4(b), 4(c)	49,879
Research and development	73,409	2,416	(209)	4(c)	75,616
General and administrative	60,983	12,912	(795)	4(c)	73,100
Change in fair value of contingent acquisition liabilities	(78,496)	-	-		(78,496)
Amortization of intangible assets	10,925	37	3,790	4(a)	14,752
Total operating expenses	179,706	42,114	(2,918)		218,902
Income (loss) from operations	(65,845)	667	2,918		(62,260)

Other income (expense), net
Loss on early extinguishment of debt	-	-	-		-
Interest expense	(557)	(4,060)	4,060	4(e)	(557)
Other income (expense), net	14,871	1,380	(1,092)	4(d)	15,159
Total other income (expense), net	14,314	(2,680)	2,968		14,602
Income (loss) before provision (benefit) for income taxes	(51,531)	(2,013)	5,886		(47,658)
Provision (benefit) for income taxes	2,532	(629)	629	4(f)	2,532
Net income (loss)	(54,063)	(1,384)	$5,257		$(50,190)
Earnings attributable to non-controlling interest	-	(276)	276	4(g)	-
Net income (loss) attributable to SoundHound common shareholders	$(54,063)	$(1,108)	$4,981		$(50,190)

Net loss per share:	$(0.13)
Basic	$(0.14)			4(h)	$(0.13)
Diluted				4(h)	$(0.13)

Weighted-average common shares outstanding:
Basic	401,325,300			4(h)	401,325,300
Diluted	403,252,575			4(h)	403,252,575

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical financial information of SoundHound, Amelia, and Interactions has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Transactions in accordance with generally accepted accounting principles (“GAAP”), based on the assumptions and adjustments that are described in the accompanying notes.

The Acquisition has been accounted for as a business combination in accordance with the acquisition method of accounting under GAAP. Under this method of accounting, SoundHound has been determined to be the accounting acquirer and Interactions to be the accounting acquiree. The acquisition method of accounting requires, among other things, that the assets acquired, and liabilities assumed in a business combination are measured and recognized at fair value as of the acquisition date. The excess of the purchase consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The final purchase price allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments as the final allocation may include changes in allocations to intangible assets as well as goodwill.

The unaudited pro forma condensed combined financial information includes certain reclassifications to conform Interactions’ and Amelia’s historical accounting presentation to SoundHound’s accounting presentation. The actual results of operations of the combined company will likely differ, perhaps materially, from the pro forma amounts reflected herein due to a variety of factors. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time, and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Acquisition. Both companies are in a historical cumulative loss position and both companies have established valuation allowances against net deferred tax assets. The income tax effects of the pro forma adjustments would be fully offset by corresponding adjustments to the valuation allowances, resulting in no net effect on the pro forma condensed combined statements of operations. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma financial statements depending on post-business combination activities.

Note 2 — Reclassification Adjustments

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in SoundHound’s audited annual financial statements as of and for the year ended December 31, 2024. Certain reclassifications are reflected in the unaudited pro forma condensed combined statements of operations to conform presentation between SoundHound and Interactions. These reclassifications have no effect on previously reported net income (loss) of SoundHound or Interactions.

Refer to the table below for a summary of identified reclassification adjustments made to present Interactions’ consolidated statement of operations for the year ended of December 31, 2024, to conform presentation to that of SoundHound (in thousands):

Interactions Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	Interactions Historical	Reclassification Adjustments	Interactions Historical After Reclassification
Revenues	Revenues	$82,058	$	$82,058

Costs and expenses, excluding depreciation and amortization:
Cost of services provided	Cost of revenues	29,280	1,778	(a)	31,058
Research and development	Research and development	5,387			5,387
General and administrative	General and administrative	18,968	1,365	(a)	20,333
Sales and marketing	Sales and marketing	14,241			14,241
Depreciation and amortization	Amortization of intangible assets	3,198	(3,143)	(a)	55
Total operating expenses		71,074	-		71,074
Income (loss) from operations		10,984	-		10,984

Other income (loss)	Other income (expense), net	(293)	404	(b)	111
Interest expense, net	Interest expense	(6,165)	(404)	(b)	(6,569)
Income (loss) before income taxes		4,526	-		4,526
Income tax expense (benefit)	Provision (benefit) for income taxes	(635)			(635)
Net income (loss)		5,161	-		5,161
Less net income (loss) attributable to non-controlling interest	Earnings attributable to non-controlling interest	1,023			1,023
Net income (loss) attributable to Interactions		$4,138	$-		$4,138

(a)Reclassification of historical Interactions’ amortization of software development costs to cost of revenues and the depreciation of property and equipment to general and administrative expense within SoundHound’s statement of operations line items.
(b)Reclassification of historical Interactions’ interest income from interest expense, net to other income (expense), net within SoundHound’s statement of operations line item.

Refer to the table below for a summary of identified reclassification adjustments made to present Interactions’ historical condensed consolidated statement of operations for the period from January 1, 2025 to September 2, 2025, to conform presentation to that of SoundHound (in thousands):

Interactions Consolidated Statement of Operations Line Items	SoundHound Consolidated Statement of Operations Line Items	Interactions Historical	Reclassification Adjustments		Interactions Historical After Reclassification
Revenues	Revenues	$42,781	$-		$42,781

Costs and expenses, excluding depreciation and amortization:
Cost of services provided	Cost of revenues	17,793	2,530	(c)	20,323
Research and development	Research and development	2,416	-		2,416
General and administrative	General and administrative	12,250	662	(c)	12,912
Sales and marketing	Sales and marketing	6,426	-		6,426
Depreciation and amortization	Amortization of intangible assets	3,229	(3,192)	(c)	37
Total operating expenses		42,114	-		42,114
Income (loss) from operations		667	-		667

Other income (loss)	Other income (expense), net	1,074	306	(d)	1,380
Interest expense, net	Interest expense	(3,754)	(306)	(d)	(4,060)
Income (loss) before income taxes		(2,013)	-		(2,013)
Income tax expense (benefit)	Provision (benefit) for income taxes	(629)			(629)
Net income (loss)		(1,384)	-		(1,384)
Less net income (loss) attributable to non-controlling interest	Earnings attributable to non-controlling interest	(276)			(276)
Net income (loss) attributable to Interactions		$(1,108)	$-		$(1,108)

(c)Reclassification of historical Interactions’ amortization of software development costs to cost of revenues and the depreciation of property and equipment to general and administrative expense within SoundHound’s statement of operations line items.
(d)Reclassification of historical Interactions’ interest income from interest expense, net to other income (expense), net within SoundHound’s statement of operations line item.

Note 3 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024 pertaining to Amelia Acquisition

The statement of operations information for Amelia from August 6 to December 31, 2024, is already included in SoundHound’s fiscal year 2024 results. The transaction accounting adjustments for the Amelia Acquisition and Amelia Debt Paydown in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, are intended to derive pro forma financial information from January 1 to August 5, 2024, as if the Amelia Acquisition closed on January 1, 2024, as follows:

	January 1, 2024, to August 5, 2024
	(in thousands)
	Amelia Historical (unaudited)	Amelia Transaction Accounting Adjustments		Amelia Historical &Transaction Accounting Adjustment
Revenues	$54,579	$-		$54,579
Operating expenses:
Cost of revenues	31,144	3,181	(a)	34,325
Sales and marketing	12,858	(574)	(b)	12,284
Research and development	6,905	-		6,905
General and administrative	14,979			14,979
Change in fair value of contingent acquisition liabilities	-	-		-
Amortization of intangible assets	7,110	4,812	(a)	11,922
Total operating expenses	72,996	7,419		80,415
Income (loss) from operations	(18,417)	(7,419)		(25,836)
Other income (expense), net:
Loss on early extinguishment of debt	-	-		-
Interest expense	(12,256)	13,307	(c)	1,051
Other income (expense), net	(472)	-		(472)
Total other income (expense), net	(12,728)	13,307		579
Income (loss) before provision (benefit) for income taxes	(31,145)	5,888		(25,257)
Provision (benefit) for income taxes	88			88
Net income (loss)	(31,233)	5,888		(25,345)

(a)Reflects the elimination of Amelia’s historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on the fair value as of the acquisition date. Amortization expense is calculated based on the fair value of each of the identifiable intangible asset and the associated useful lives.

The Company determined the fair value of intangible assets based on a valuation conducted by a third-party valuation specialist. The acquired intangible assets have been amortized using a straight-line method based on their useful lives as if the Amelia Acquisition had been completed on January 1, 2024.

	Fair value	Estimated useful life
Intangible assets acquired	(in thousands)	(in years)
Proprietary technology	$98,900	7
Customer relationships	68,600	7
Trade names	7,000	5
Total fair value of intangible assets acquired	$174,500

For the period from January 1, 2024 to August 5, 2024
(in thousands)
Amortization expense for acquired intangible assets (proprietary technology)	$8,438
Elimination of historical Amelia’s intangible asset amortization expense	(5,257)
Net adjustment to cost of revenues	$3,181

For the period from January 1, 2024 to August 5, 2024
(in thousands)
Amortization expense for acquired intangible assets (customer relationships and trade names)	$6,689
Elimination of historical Amelia’s intangible asset amortization expense	(1,877)
Net adjustment to amortization of intangible assets	$4,812

(b)Reflects the elimination of Amelia’s deferred commission amortization expense of deferred costs that were not assets as defined by ASC 805.

(c)Reflects the reduction of $13.3 million in historical Amelia’s interest expense related to the terms of the Amended Term Loan Facility in connection with the Amelia Acquisition and the Amelia Debt Paydown.

Note 4 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations – Interactions Acquisition

The adjustments related to the acquisition of Interactions included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 and nine months ended September 30,2025 are as follows:

(a)Reflects the elimination of Interactions’ historical amortization expense and the recognition of new amortization expense related to the acquired identifiable intangible assets based on their estimated fair value on the Acquisition Date. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible assets and the associated estimated useful lives.

The acquired intangible assets have been amortized using a straight-line method based on their estimated useful lives as if the Acquisition had been completed on January 1, 2024. Note that for the nine months ended September 30, 2025, the SoundHound Historical period includes amortization of any intangibles recorded subsequent to the Acquisition.

	For the year ended	For the nine months ended	Estimated useful life
	December 31, 2024	September 30, 2025
Intangible assets acquired	(in thousands)		(in years)
Trademark/trade name	$400	$267	2
Customer relationships	5,340	3,560	5
Developed technology	2,400	1,600	5
Total amortization expense for acquired intangible assets	$8,140	$5,427

Adjustment to Cost of revenues -

For the year ended	For the nine months ended
December 31, 2024	September 30, 2025

	(in thousands)
Amortization expense for acquired intangible assets (developed technology)	$2,400	$1,600
Elimination of historical Interactions’ intangible asset amortization expense	-	-
Net adjustment to cost of revenues	$2,400	$1,600

Adjustment to Amortization of intangible assets -

	For the year ended December 31, 2024	For the nine months ended September 30, 2025
	(in thousands)
Amortization expense for acquired intangible assets (customer relationship and trademark/trade name)	$5,740	$3,827
Elimination of historical Interactions’ intangible asset amortization expense	(55)	(37)
Net adjustment to amortization of intangible assets	$5,685	$3,790

(b)Reflects the elimination of historical deferred commission amortization and capitalized contract expense from sales and marketing expenses, and historical amortization of capitalized software development costs from Cost of revenue.

	For the year ended	For the nine months ended
	December 31, 2024	September 30, 2025
	(in thousands)
Sales and marketing expenses	$(613)	$(323)
Cost of revenue	(8,361)	(6,532)
Net adjustment to amortization of intangible assets	$(8,974)	$(6,855)

(c)Reflects the adjustment to record MIP bonus, incurred and paid upon close of the Acquisition.

	For the year ended	For the nine months ended
	December 31, 2024	September 30, 2025
	(in thousands)
Sales and marketing	$449	$(449)
Research and development	209	(209)
General and administrative	795	(795)
Total adjustment	$1,453	$(1,453)

(d)Reflects an adjustment to eliminate the historical fair value adjustments of warrant liabilities extinguished as a result of the Acquisition, resulting in a reduction of $0.1 million and $1.1 million of historical gains from the year ended December 31, 2024 and nine months ended September 30, 2025, respectively.

(e)Reflects the reduction of $6.3 million and $4.1 million, in historical interest expense for the year ended December 31, 2024, and nine months ended September 30, 2025, respectively, related to the settlement of Interactions’ debt at closing.

(f)Reflects the elimination of $0.8 million income tax expense and $0.6 million of tax benefit for the year ended December 31, 2024, and nine months ended September 30, 2025, respectively. Prior to the acquisition, Interactions held interest in a partnership and recorded a deferred tax liability associated with the outside basis difference and recorded the corresponding deferred tax expense/benefit as a result of changes to the deferred tax liability. However, upon the Acquisition, the partnership became a single member LLC and the deferred tax liability is no longer needed. Accordingly, no deferred tax expense/benefit would be recorded.

(g)Reflects the elimination of $1.0 million of income and $0.3 million of loss, from earnings attributable to non-controlling interest due to changes in Interactions’ ownership structure, for the year ended December 31, 2024, and nine months ended September 30, 2025.

(h)Reflects the pro forma basic and diluted net loss per share attributable to the combined entity’s common stockholders presented in conformity with the two-class method required for participating securities as a result of the pro forma adjustments. The two-class method requires income available to common stockholders for the period to be allocated between shares of common stock and participating securities; however, no allocation has been made because the participating securities are not participating losses.

The pro forma basic net loss per share attributable to the combined entity’s common stockholders is calculated using the historical basic weighted average shares of SoundHound’s common stock outstanding, adjusted for the additional new shares of SoundHound Class A common stock issued to consummate the Amelia Acquisition and for the Amelia Debt Paydown, assuming the shares were issued and outstanding as of January 1, 2024. Pro forma diluted net loss per share attributable to the combined entity’s common stockholders is calculated using the historical diluted weighted average shares of SoundHound Class A Common Stock outstanding. The pro forma weighted average shares outstanding used to calculate pro forma basic and diluted net loss per share attributable to common stockholders for December 31, 2024, excludes 2,149,530 shares of SoundHound Class A Common Stock held in escrow as they are considered contingently returnable shares until the indemnifications subject to escrow have been resolved. The weighted average shares outstanding used to calculate basic and diluted net loss per share attributable to common stockholders for the nine months ended September 30, 2025 excludes the 2,149,530 shares and 230,561 shares, respectively, of the Company's Class A Common Stock held in escrow as they are considered contingently returnable shares until the indemnifications subject to escrow have been resolved.

Pro forma earnings per share computation for the year ended December 31, 2024:

	For the year ended December 31, 2024
	(in thousands, except share and per share data)
Pro forma net loss attributable to stockholders, December 31, 2024	$	$(366,415)
Weighted average shares outstanding – basic and diluted		$342,503,565
Pro forma net loss per share – basic and diluted	$	$(1.07)

Pro forma weighted average shares outstanding – basic and diluted
SoundHound historical, December 31, 2024		$338,462,574
Adjustment for Amelia Acquisition and Amelia Debt Paydown		$4,040,991
Pro forma weighted average shares outstanding – basic and diluted		$342,503,565

Pro forma earnings per share computation for the nine months ended September 30, 2025:

For the nine months ended September 30, 2025
(in thousands, except share and per share data)
Pro forma net loss attributable to stockholders, September 30, 2025	$(50,190)
Weighted average shares outstanding – basic	401,325,300
Pro forma net loss per share – basic	$(0.13)

Pro forma net loss attributable to stockholders, September 30, 2025	(50,190)
Change in fair value of dilutive instruments and undistributed earnings reallocation	(2,709)
Pro forma net loss attributable to Common Shareholders - Diluted	(52,899)

Weighted average shares outstanding – diluted	403,252,575
Pro forma net loss per share – diluted	$(0.13)